Exhibit 24











CROWN ENERGY CORPORATION



POWER OF ATTORNEY





     We, the undersigned directors and officers of Crown Energy Corporation ("the Company"), do hereby constitute and appoint Richard Rawdin as our true and lawful attorney and agent to sign an Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities and Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Annual Report on Form 10-K, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue of this power of attorney.



     Executed below by the following persons in the capacities and on the dates indicated:









         Jay Mealey                                 James Middleton

Jay Mealey                                 James Middleton

Chief Operating Officer and Director       Chief Executive Officer and Director

Dated: March ___, 1998                     Dated: March ___, 1998





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         Richard Rawdin

Richard Rawdin

Secretary and Treasurer

Dated: March ___, 1998